EXHIBIT T3B.7

THE COMPANIES ORDINANCE (Cap. 32)

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Private Company Limited by Shares

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ARTICLES OF ASSOCIATION

OF

Mongolian Coal Corporation Limited

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PRELIMINARY

1.       The regulations in Table A in the First Schedule to the Ordinance shall not apply to the Company.

INTERPRETATION

2.	(a)	In these Articles, save where the context otherwise requires:-

“Company” means the above named company;

“Directors” mean the directors for the time being of the Company or the directors present at a duly convened meeting of directors at which a quorum is present;

“Hong Kong” means the Hong Kong Special Administrative Region of The People’s Republic of China;

“Ordinance” means the Companies Ordinance (Cap. 32, Laws of Hong Kong);

“Seal” means the common seal of the Company, or the official seal kept by the Company under Section 73A of the Ordinance;

“Secretary” means any person appointed to perform the duties of the secretary of the Company.

(b)	Expressions used in these Articles referring to writing shall, unless the contrary intention appears, be construed as including references to printing, lithography, photography, electronic and other modes of representing or reproducing words in a visible form.

(c)	Wherever any provision of these Articles (except a provision for the appointment of a proxy) requires that a communication as between the Company, its Directors or members be effected in writing, the requirement may be satisfied by the communication being given in the form of an electronic record if the person to whom the communication is given consents to it being given to him in that form.

(d)	Wherever any provision of these Articles requires that a meeting of the Company, its Directors or members be held, the requirement may be satisfied by the meeting being held by such lawful electronic means and in such manner as may be agreed by the Company in general meeting.

(e)	Unless the context otherwise requires, words or expressions used in these Articles shall have the same meaning as in the Ordinance or any statutory modification thereof in force at the date at which these Articles become binding on the Company.

PRIVATE COMPANY

3.	The Company is a private company, and accordingly: -

(a)	the right to transfer shares is restricted in the manner hereinafter prescribed;

(b)	the number of members of the Company (exclusive of persons who are in the employment of the Company and of persons who having been formerly in the employment of the Company were while in such employment and have continued after the determination of such employment to be members of the Company) is limited to 50; provided that where two or more persons hold one or more shares in the Company jointly they shall for the purpose of this Article be treated as a single member;

(c)	any invitation to the public to subscribe for any shares or debentures of the Company is prohibited; and

(d)	the Company shall not have power to issue share warrants to bearer.

SHARE CAPITAL

4.	Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may from time to time by ordinary resolution determine.

5.	The Company may exercise the powers of paying commissions conferred by Section 46 of the Ordinance, provided that the rate percentage or the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by the said Section and the rate of the commission shall not exceed the rate of ten per cent of the price at which the shares in respect whereof the same is paid are issued or an amount equal to ten per cent of such price (as the case may be). Such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

6.	Except as required by law, no person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

7.	Where two or more persons are registered as the holders of any shares, they shall be deemed to hold the same as joint tenants with the benefit of survivorship, subject to the following provisions: -

(a)	the Company shall not be bound to register more than two persons as the holders of any shares except in the case of the legal personal representative of a deceased member;

(b)	the joint holders of any shares shall be liable severally as well as jointly in respect of all payments which ought to be made for such shares;

(c)	on the death of any one of such joint holders, the survivor or survivors shall be the only person or persons recognized by the Company as having any title to such shares, but the Directors may require such evidence of death as they may deem fit;

(d)	any one of such joint holders may give effectual receipts of any dividend, return of capital or other payment in the shares; and

(e)	the Company shall be at liberty to treat the person whose name stands first in the register of members as joint holders of any shares as the one solely entitled to the delivery of the certificate relating to such shares, or to receive notices from the Company, or to attend and vote at general meetings of the Company, and any notice given to such person shall be deemed notice to all the joint holders; but any one of such joint holders may be appointed the proxy of the persons entitled to vote at general meetings of the Company, and if more than one of such joint holders shall be present at any meeting personally or by proxy, that one so present whose name stands first in the register of members for such shares shall alone be entitled to vote in respect thereof.

ALLOTMENT OF SHARES

8.	The Directors shall not exercise any power conferred on them to allot shares in the Company without the prior approval of the Company in general meeting where such approval is required by Section 57B of the Ordinance.

SHARE CERTIFICATE

9.	Every person whose name is entered as a member in the register of members shall be entitled without payment to receive within two months after allotment or lodgment of a duly stamped instrument of transfer (or within such other period as the conditions of issue may provide) one certificate for all his shares or several certificates each for one or more of his shares upon payment of such fee, not exceeding $5, for every certificate after the first as the Directors shall from time to time determine; Provided that in the event of a member transferring part of the shares represented by a certificate in his name, a new certificate in respect of the balance thereof shall be issued in his name without payment.

10.	Every certificate shall be under the Seal and shall specify the shares to which it relates and the amount paid up thereon; Provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.

11.	If a share certificate shall be defaced, lost or destroyed, it may be renewed on payment of a fee of $5 or such less sum and on such terms (if any) as to evidence and indemnity and the payment of out-of-pocket expenses of the Company of investigating evidence as the Directors think fit.

LIEN

12.	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a first and paramount lien on all shares (other than fully paid shares) standing registered in the name of a single person for all moneys presently payable by him or his estate to the Company; but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company's lien, if any, on a share shall extend to all dividends payable thereon.

13.	The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of his death, bankruptcy, winding up or otherwise by operation of law or court order.

14.	To give effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

15.	The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

CALLS ON SHARES

16.	The Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times, provided that no call shall exceed one-fourth of the nominal value of the share or be payable at less than 1 month from the date fixed for the payment of the last preceding call, and each member shall (subject to receiving at least 14 days' notice in writing specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. The non-receipt of a notice of any call by, or the accidental omission to give notice of a call to, any of the members shall not invalidate the call. A call may be revoked or postponed as the Directors may determine.

17.	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.

18.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

19.	If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding ten per cent per annum as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

20.	Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

21.	The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

22.	The Directors may, if they think fit, receive from any member willing to advance the same, all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become payable) pay interest at such rate not exceeding (unless the Company in general meeting shall otherwise direct) eight per cent per annum, as may be agreed upon between the Directors and the member paying such sum in advance.

23.	On the trial or hearing of any action for the recovery of any money due for any call, it shall be sufficient to prove that the name of the member sued is entered in the register of members as the holder, or one of the holders, of the shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book of the Company and that notice in writing of such call was duly given to the member sued pursuant to these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call, nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

24.	No member shall, unless the Directors otherwise determine, be entitled to receive any dividend or, subject to the Ordinance, to receive notice of or to be present or vote at any general meeting, either personally or (save as proxy for another member) by proxy, or to exercise any privileges as a member, or be reckoned in a quorum, until he shall have paid all calls or other sums for the time being due and payable on every share held by him, whether alone or jointly with any other person, together with interest and expenses (if any).

FORFEITURE OF SHARES

25.	If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice in writing on him requiring payment of so much of the call or instalment as is unpaid, together with any interest accrued and expenses incurred by reason of such non-payment.

26.	The notice shall name a further day (not earlier than the expiration of 14 days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

27.	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect, and any such forfeiture shall extend to all dividends declared in respect of the shares so forfeited but not actually paid before such forfeiture. The Directors may accept the surrender of any shares liable to be forfeited hereunder and in such case, the references in these Articles to forfeiture shall include surrender.

28.	A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

29.	The Directors may, at any time before any shares so forfeited shall have been sold or otherwise disposed of, annul the forfeiture thereof upon such conditions as they think fit.

30.	A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares.

31.	A statutory declaration in writing that the declarant is a Director or the Secretary of the Company and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

32.	When any shares have been forfeited, an entry shall be made in the register of members recording the forfeiture and the date thereof, and so soon as the shares so forfeited have been sold or otherwise disposed of, an entry shall be made of the manner and date of the sale or disposal thereof.

33.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

PURCHASE OF OWN SHARES

34.	(a)	Subject to Sections 49 to 49S of the Ordinance, the Company may issue shares on the terms that they are, or at the option of the Company or the holder of the shares are liable, to be redeemed on such terms and in such manner as may be provided by these Articles.

(b)	Subject to Sections 49 to 49S of the Ordinance, the Company may purchase its own shares (including any redeemable shares).

(c)	Subject to Sections 49I to 49O of the Ordinance, the Company may make a payment in respect of the redemption or purchase of its own shares otherwise than out of the distributable profits of the Company or the proceeds of a fresh issue of shares.

(d)	For the purposes of Articles 34(b) and (c), the Directors are authorised to make such statements or take such steps as may be required by law in relation to the redemption or purchase by the Company of its own shares out of capital.

35.	Notwithstanding Section 49B(1) and (2) but subject to Sections 49, 49A, 49B(6), 49F, 49G, 49H, 49I(4) and (5), 49P, 49Q, 49R and 49S of the Ordinance (except that such purchases may be made either out of or otherwise than out of the distributable profits of the Company or the proceeds of a fresh issue of shares), the Company may purchase its own shares (including any redeemable shares) in order to: -

(a)	settle or compromise a debt or claim;

(b)	eliminate a fractional share or fractional entitlement or an odd lot of shares (as defined in Section 49B(5) of the Ordinance);

(c)	fulfil an agreement in which the Company has an option, or under which the Company is obliged, to purchase shares under an employee share scheme which had previously been approved by the Company in general meeting; or

(d)	comply with an order of the court under: -

(i)	Section 8(4);

(ii)	Section 47G(5), where such order provides for the matters referred to in Section 47G(6); or

(iii)	Section 168A(2),

of the Ordinance.

VARIATION OF RIGHTS

36.	If at any time the share capital is divided into different classes of shares, the rights attached to any class may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of three-fourths in nominal value of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class.

37.	The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

CONVERSION OF SHARES INTO STOCK

38.	The Company may by ordinary resolution convert any paid-up shares into stock, and reconvert any stock into paid-up shares of any denomination. After the passing of any resolution converting all the fully paid up shares of any class in the capital of Company into stock, any shares of that class which subsequently become fully paid up and rank pari passu in all other respects with such shares shall, by virtue of this Article and such resolution, be converted into stock transferable in the same units as the shares already converted.

39.	The holders of stock may transfer the same, or any part thereof, in the same manner, and subject to the same Articles, as and subject to which the shares from which the stock arose might prior to conversion have been transferred, or as near thereto as circumstances admit; and the Directors may from time to time fix the minimum amount of stock transferable but so that such minimum shall not exceed the nominal amount of the shares from which the stock arose.

40.	The holders of stock shall, according to the amount of stock held by them, have the same rights, privileges and advantages as regards dividends, voting at meetings of the Company and other matters as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in the dividends and profits of the Company and in the assets on winding up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred that privilege or advantage.

41.	Such of the Articles of the Company as are applicable to paid-up shares shall apply to stock, and the words “share” and “shareholder” therein shall include “stock” and “stockholder”.

ALTERATION OF SHARE CAPITAL

42.	The Company may from time to time by ordinary resolution increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

43.	Without prejudice to any rights, privileges or restrictions for the time being attaching to any class of shares then existing in the capital of the Company, any new shares created pursuant to Article 42 may be issued upon such terms and conditions, and with such rights, privileges and restrictions attached thereto as the general meeting resolving upon the creation thereof shall direct or, if no such direction is given, as the Directors shall determine, and in particular such shares may be issued with a preferential, qualified or deferred right to dividends and in the distribution of assets of the Company, and with a special, or without any, right of voting.

44.	The Company may by ordinary resolution: -

(a)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)	sub-divide its existing shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association of the Company subject, nevertheless, to the provisions of Section 53(1)(d) of the Ordinance; or

(c)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

45.	Where any difficulty arises in regard to any consolidation or division of shares under paragraph (a) of Article 44, the Directors may settle the same as they think expedient and in particular may arrange for the sale of the shares representing fractions and the distribution of the proceeds of sale in due proportion amongst the members who would have been entitled to the fractions, and for this purpose, the Directors may authorise some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

46.	The Company may by special resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with, and subject to, any incident authorised, and consent required, by law.

TRANSFER OF SHARES

47.	The instrument of transfer of any share shall be executed by or on behalf of the transferor and transferee, and the transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the register of members in respect thereof.

48.	Subject to such of the restrictions of these Articles as may be applicable, any member may transfer all or any of his shares by instrument in writing in any usual or common form or any other form which the Directors may approve.

49.	The Directors may, in their absolute discretion and without assigning any reason therefor, decline to register any transfer of any share, whether or not it is a fully paid share.

50.	The Directors may also decline to recognize any instrument of transfer unless: -

(a)	a fee of $5 or such lesser sum as the Directors may from time to time require is paid to the Company in respect thereof;

(b)	the instrument of transfer is accompanied by the certificate of the shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer; and

(c)	the instrument of transfer is in respect of only one class of share.

51.	If the Directors refuse to register a transfer they shall within two months after the date on which the transfer was lodged with the Company send to the transferor and transferee notice of the refusal.

52.	The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended in any year for more than 30 days or, where the period for closing the register of members is extended in respect of that year under Section 99(2)(a) of the Ordinance, for more than that extended period.

53.	The Company shall be entitled to charge a fee not exceeding $5 on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, or other instrument.

TRANSMISSION OF SHARES

54.	In case of the death of a member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.

55.	Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his death or bankruptcy, as the case may be.

56.	If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by that member.

57.	A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company: Provided always that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within 90 days the Directors may thereafter withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.

58.	Any person to whom the right to any shares in the Company has been transmitted by operation of law shall, if the Directors refuse to register the transfer, be entitled to call on the Directors to furnish within 28 days a statement of the reasons for the refusal.

GENERAL MEETINGS

59.	The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year, and shall specify the meeting as such in the notices calling it; and not more than 15 months shall elapse between the date of one annual general meeting of the Company and that of the next. Provided that so long as the Company holds its first annual general meeting within 18 months of its incorporation, it need not hold it in the year of its incorporation or in the following year. The annual general meeting shall be held at such time and place as the Directors shall appoint.

60.	All general meetings other than annual general meetings shall be called extraordinary general meetings.

61.	The Directors may, whenever they think fit, convene an extraordinary general meeting, and extraordinary general meetings shall also be convened on such requisition, or in default, may be convened by such requisitionists, as provided by Section 113 of the Ordinance. The provisions of the Ordinance shall apply to any requisition and to any failure by the Directors to convene an extraordinary general meeting when so requisitioned. If at any time there are not within Hong Kong sufficient Directors capable of acting to form a quorum, any Director or any 2 members of the Company where the Company has more than one member may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

NOTICE OF GENERAL MEETINGS

62.	An annual general meeting and a meeting called for the passing of a special resolution shall be called by 21 days' notice in writing at the least, and a meeting of the Company other than an annual general meeting or a meeting for the passing of a special resolution shall be called by 14 days' notice in writing at the least. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, the day and the hour of meeting and, in case of special business, the general nature of that business, and shall be given, in manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the Company in general meeting, to such persons as are, under the Articles of the Company, entitled to receive such notices from the Company: -

Provided that a meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in this Article, be deemed to have been duly called if it is so agreed: -

(a)	in the case of a meeting called as the annual general meeting, by all the members entitled to attend and vote thereat; and

(b)	in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent in nominal value of the shares giving that right.

63.	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

PROCEEDINGS AT GENERAL MEETINGS

64.	All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets, and the reports of the Directors and auditors, the election of Directors in the place of those retiring (if any) and the appointment of, and the fixing of the remuneration of, the auditors.

65.	No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business and continues to be present until the conclusion of the meeting; save as herein otherwise provided, two members present in person or by proxy and holding between them at least 51 percent in nominal value of the issued shares of the Company for the time being shall be a quorum. If the Company has only one member, one member present in person or by proxy shall be a quorum for all purposes.

66.	A meeting of the members or any class thereof may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone or video conferencing) which permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

67.	If within 15 minutes from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the Directors may determine, and if at the adjourned meeting a quorum is not present within 15 minutes from the time appointed for the meeting, the members present shall be a quorum.

68.	The Chairman, if any, of the board of Directors shall preside as chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within 15 minutes after the time appointed for the holding of the meeting or is unwilling to act or is absent from Hong Kong or has given notice to the Company of his intention not to attend the meeting, the Directors present shall elect one of their number to be chairman of the meeting.

69.	If at any meeting no Director is willing to act as chairman or if no Director is present within 15 minutes after the time appointed for holding the meeting, the members present shall choose one of their number to be chairman of the meeting.

70.	The chairman of any general meeting at which a quorum is present may, with the consent of the meeting (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place or sine die, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place, unless due notice in writing thereof is given or such notice is waived in the manner prescribed by these Articles. When a meeting is adjourned for 30 days or more or sine die, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting. Where a general meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Directors.

71.	Subject to the provisions of the Ordinance, a resolution in writing signed by all the members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporation, by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held. A written notice of confirmation of such resolution in writing sent by or on behalf of a member shall be deemed to be his signature to such resolution in writing for the purposes of this Article. Such resolution in writing may consist of several documents, and each such document shall be certified by the Secretary to contain the correct version of the proposed resolution.

72.	Where the Company has only one member, and that member takes any decision that may be taken by the Company in general meeting, and that has effect as if agreed by the Company in general meeting, unless that decision is taken by way of a written resolution agreed in accordance with Section 116B of the Ordinance, a written record of that decision shall be sufficient evidence of the decision having been taken by the member. The member shall provide the Company with such written record of the decision within seven days after the decision is taken provided that any failure of the member to provide the written record within such time limit shall not affect the validity of any decision concerned.

VOTES OF MEMBERS

73.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded: -

(a)	by the chairman;

(b)	by at least two members present in person or by proxy;

(c)	by any member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d)	by any member or members present in person or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

74.	Unless a poll be so demanded and the demand is not withdrawn, a declaration by the chairman of the meeting that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

75.	A demand for a poll may be withdrawn only with the approval of the meeting. Except as provided in Article 77, if a poll is duly demanded it shall be taken in such manner as the chairman of the meeting directs. No notice need be given of a poll not taken immediately. The result of the poll shall be deemed for all purposes to be the resolution of the meeting at which the poll was demanded.

76.	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

77.	A poll demanded on the election of a chairman of a meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs, and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

78.	Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every member present in person shall have one vote, and on a poll every member present in person or by proxy shall have one vote for each share of which he is the holder.

79.	In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the register of members.

80.	A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other person may, on a poll, vote by proxy.

81.	No member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of any shares in the Company have been paid.

82.	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

83.	On a poll votes may be given either personally or by proxy, and a member present in person or by proxy and entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

PROXIES

84.	An instrument appointing a proxy shall be in writing in any usual or common form or in any other form which the Directors may accept and shall be deemed, save where the contrary appears on the face of the instrument of proxy, to confer authority to demand or concur in demanding a poll and to include power to act generally at the meeting for the person giving the proxy and any adjournment thereof. An instrument appointing a proxy may either permit the proxy to vote on any resolution, or all resolutions (or amendments thereto) put to the meeting for which it is given as the proxy thinks fit or direct the manner in which the proxy shall vote on any such resolution, or resolutions (or amendments thereto). No instrument appointing a proxy shall be valid except for the meeting mentioned therein and any adjournment thereof.

85.	The instrument appointing a proxy shall be in writing under the hand of the appointer or of his attorney duly authorised in writing, or, if the appointer is a corporation, either under Seal, or under the hand of an officer or attorney duly authorised. A proxy need not be a member of the Company.

86.	The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of that power or authority shall be deposited at the registered office of the Company or at such other place within Hong Kong as is specified for that purpose in the notice convening the meeting, not less than 48 hours before the time for holding the meeting or adjourned meeting, at which the person named in the instrument proposes to vote, or, in the case of a poll, not less than 24 hours before the time appointed for the taking of the poll, and in default the instrument of proxy shall not be treated as valid.

87.	Any member may by power of attorney appoint any person to be his attorney for the purpose of voting at any meeting, and such power may be a special power limited to any particular meeting or a general power extending to all meetings at which such member is entitled to vote. Every such power shall be deposited at the registered office of the Company at least 48 hours before being acted upon.

88.	An instrument of proxy may be revoked by forwarding to the registered office of the Company a written notification of such revocation signed by or on behalf of the person who issued or authorised the issue of the instrument of proxy and much revocation shall be effective upon receipt by the Company.

89.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the office before the commencement of the meeting or adjourned meeting at which the proxy is used.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

90.	Any corporation which is a member of the Company may by resolution of its Directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

DIRECTORS

91.	The number of the Directors and the names of the first Directors shall be determined in writing by the founder members or a majority of them.

92.	(a)	Unless and until otherwise determined by an ordinary resolution of the Company, the Directors shall not be less than one in number, and there shall be no maximum number of Directors.

(b)	Where the Company has only one member, and that member is the sole Director of the Company, the Company may in general meeting, notwithstanding anything contained in these Articles, nominate a person (other than a body corporate) who has attained the age of 18 years as a reserve director of the Company to act in place of the sole Director in the event of his death.

(c)	The nomination of a person as a reserve director of the Company ceases to be valid if, before the death of the Director in respect of whom he was nominated, he resigns as reserve director in accordance with Section 157D of the Ordinance or the Company in general meeting revokes the nomination or the Director in respect of whom he was nominated ceases to be the sole member and sole Director of the Company for any reason other than the death of that Director.

93.	The shareholding qualification for Directors may be fixed by the Company in general meeting, and unless and until so fixed no qualification shall be required.

94.	A Director of the Company may be or become a Director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and, subject to the Ordinance, no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director or officer of, or from his interest in, such other company unless the Company shall otherwise direct.

APPOINTMENT AND REMOVAL OF DIRECTORS

95.	The Directors shall have the power, exercisable at any time and from time to time by resolution, to appoint any other person as a Director, either to fill a casual vacancy or as addition to the Board of Directors, but so that the total number of Directors shall not at any time exceed the number fixed in accordance with these Articles.

96.	The Company may from time to time by ordinary resolution remove any Director before the expiration of his period of office notwithstanding anything contained in these Articles or in any agreement between him and the Company (but without prejudice to any right to damages for termination of such agreement not in accordance with the terms thereof) provided special notice is given in accordance with Section 157B of the Ordinance. The Company may, if thought fit, by ordinary resolution, appoint another person in his stead.

97.	Without prejudice to the powers of the Directors under Article 95 hereof, the Company may from time to time, by ordinary resolution, appoint new Directors either to fill a casual vacancy or as an addition to the existing Directors and change the minimum or maximum number of Directors specified in Article 92 or prescribe such minimum or maximum if there shall be none so specified.

98.	The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as the number of Directors is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose. If there shall be no Directors able or willing to act, then any member of the Company may summon a general meeting for the purpose of appointing Directors.

ALTERNATE DIRECTORS

99.	Each Director may by written notification to the Company nominate any other person to act as alternate Director in his place and, at his absolute discretion, in similar manner remove such alternate Director. A Director may appoint two or more persons in the alternative to act as alternate Director, and in the event of any dispute as to who is to represent the Director as his alternate, the first named of such alternative persons shall be the only person recognised as the alternate Director and shall in any event, if in Hong Kong, be the only person entitled to receive notices of Directors’ meetings in the absence of his appointer from Hong Kong. The alternate Director shall (except as regards the power to appoint an alternate) be subject in all respects to the terms and conditions existing with reference to the other Directors of the Company; and each alternate Director, whilst acting as such, shall exercise and discharge all the functions, powers and duties of the Director he represents but shall look to such Director solely for his remuneration as alternate Director. Every person acting as an alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an alternate Director to any resolution in writing of the board of Directors or a committee of Directors shall, unless the notice of his appointment provides to the contrary, be as valid and effective as the signature of his appointer. Any person appointed as an alternate Director shall vacate his office as such alternate Director as and when the Director by whom he has been appointed removes him or vacates office as Director. A Director shall not be liable for the acts or defaults of any alternate Director appointed by him.

DISQUALIFICATION OF DIRECTORS

100.	The office of a Director shall ipso facto be vacated if the Director: -

(a)	ceases to be a Director by virtue of Section 155 of the Ordinance;

(b)	becomes bankrupt or makes any arrangement or composition with his creditors generally or is subject to a receiving order or, in the case of a company, a winding up order;

(c)	becomes prohibited from being a Director by reason of any disqualification order made under Part IVA of the Ordinance;

(d)	becomes of unsound mind;

(e)	resigns his office by notice in writing to the Company given in accordance with Section 157D(3)(a) of the Ordinance;

(f)	is removed by an ordinary resolution of the Company in accordance with the provisions of these Articles; or

(g)	is convicted of an arrestable offence.

DIRECTORS’ REMUNERATION

101.	The remuneration of the Directors shall from time to time be determined by the Company in general meeting. Such remuneration shall be deemed to accrue from day to day. The Directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or in connection with the business of the Company.

102.	The Directors, on behalf of the Company, may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to the Director's spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

MANAGING DIRECTOR

103.	The Directors may from time to time appoint one or more of their number to the office of Managing Director or Joint Managing Directors of the Company, or to hold such office in the management, administration or conduct of the business of the Company as they may decide and for such period and on such terms and for such remuneration as they think fit, and, subject to the terms of any agreement entered into in any particular case, the Directors may revoke such appointment and appoint another Director or other Directors in his place or their places, as the case may be.

104.	Subject to the terms and conditions of any agreement between him as Managing Director or a Joint Managing Director and the Company, a Managing Director or a Joint Managing Director shall be subject to the same provisions as to resignation and removal as the other Directors of the Company and shall ipso facto and immediately cease to be Managing Director or a Joint Managing Director if he shall cease to hold the office of Director.

105.	The Directors may, from time to time, entrust to and confer upon a Managing Director, Joint Managing Director or Director holding any other office in the management, administration or conduct of the business of the Company any such powers for such time and to be exercised for such objects and purposes and upon such terms and conditions and with such restrictions as they may consider expedient and may confer any such powers collaterally with, or to the exclusion of, and in substitution for, all or any of the powers of the Directors on their behalf and may, from time to time, revoke, withdraw, alter or vary all or any of such powers as they may consider expedient.

DIRECTORS’ POWERS

106.	Subject to the provisions of the Ordinance, the Memorandum of Association and these Articles and to any directions given by special resolution, the business and affairs of the Company shall be managed by the Directors, who may exercise all the powers of the Company. No alteration of the Memorandum of Association or these Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the Directors by these Articles, and a meeting of the Directors at which a quorum is present may exercise all powers exercisable by the Directors.

107.	The Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

108.	The Directors may establish any local boards or agencies for managing any of the businesses and affairs of the Company, either in Hong Kong or elsewhere, and may appoint any persons to be members of such local boards, managers or agents for the Company and may fix their remuneration and may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors, with the power to sub-delegate, and may authorise the members of any local boards or agencies, or any of them, to fill any vacancies therein and to act notwithstanding vacancies, and any such appointment and delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

109.	Subject to and to the extent permitted by the Ordinance, the Company, or the Directors on its behalf, may cause to be kept in any territory a branch register of members resident in such territory, and the Directors may make and vary such regulations as they may think fit respecting the keeping of any such branch register.

110.	All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

111.	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge all or any of the undertakings, properties, assets (present and future) and uncalled capital of the Company and to issue debentures, debenture stock, and, subject to Section 57B of the Ordinance, convertible debentures and convertible debenture stock, and other securities, whether outright or as security for any debt, liability or obligation of the Company or of any third party.

DIRECTORS’ INTERESTS

112.	A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract (being a contract of significance in relation to the Company's business) with the Company shall, if his interest in the contract or proposed contract is material, declare the nature of his interest at a meeting of the Directors in accordance with Section 162 of the Ordinance. A general notice given by a Director to the Directors to the effect that he is a member of a specified company or firm and is to be regarded as interested in any contract, arrangement or dealing which may, after the date of the notice, be entered into or made with that company or firm, shall, for the purposes of this Article, be deemed to be a sufficient disclosure of interest in relation to any contract, arrangement or dealing so entered into or made.

113.	A Director, having declared the nature of his interest in accordance with Article 112 and Section 162 of the Ordinance, may vote as a Director in respect of any contract, arrangement or dealing in which he is interested or upon any matter arising out of any such contract, arrangement or dealing, and if he shall so vote, his vote shall be counted, and he shall be taken into account in determining a quorum when any such contract, arrangement or dealing is under consideration.

114.	A Director may hold any other office or place of profit under the Company (other than the office of auditor), and he or any firm of which he is a member may act in a professional capacity for the Company, in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine, and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract, or any contract, arrangement or dealing entered into or made by or on behalf of the Company in which any Director or intending Director is in any way interested, be liable to be avoided, nor shall any Director or intending Director so contracting or being so interested be liable to account to the Company for any profit, remuneration or other benefits realised by or from any such contract, arrangement or dealing by reason of such Director holding that office or of the fiduciary relation thereby established.

115.	A Director may hold office as a Director in or as a manager of any other company in which the Company is a shareholder or is otherwise interested and (subject to any agreement with the Company to the contrary) shall not be liable to account to the Company for any remuneration or other benefits receivable by him from such other company. The Directors may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner and in all respects as the Directors think fit (including but not limited to the exercise thereof in favour of any resolution appointing the directors or any of the directors of such company or voting or providing for the payment of remuneration to the directors of such company), and any Director of the Company may vote in favour of the exercise of such voting rights other than in respect of his own appointment or the arrangement of the terms thereof, in the manner aforesaid.

PROCEEDINGS OF DIRECTORS

116.	The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit and determine the quorum necessary for the transaction of business. Unless otherwise determined by the board of Directors, two Directors shall constitute a quorum or, where the Company has only one Director, one Director shall constitute a quorum. A Director or the Secretary may, at any time summon a meeting of the Directors. In the absence of any decision of the Directors to otherwise regulate such time, notice convening a meeting of the Directors shall be a minimum of 24 hours.

117.	Notice of a meeting of the Directors shall be deemed to be duly given to a Director if it is given to him personally in writing or by word of mouth or sent to him at his last known address or any other address given by him to the Company for this purpose. A Director may consent to short notice of and may waive notice of any meeting, and any such consent and waiver may be retrospective.

118.	The Directors may elect a Chairman of the board of Directors and determine the period for which he is to hold office, and such Chairman shall preside as chairman at every meeting of the Directors; but if no such Chairman is elected, or if the Chairman is not present within 15 minutes after the time appointed for holding the meeting or is unwilling to act or has given his intention not to attend the meeting, the Directors present may choose one of their number to be chairman of the meeting.

119.	A meeting of the Directors or a committee of the Directors may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone or video conferencing) which permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

120.	Questions arising at any meeting shall be determined by a majority of votes of the Directors present, and in the case of an equality of votes the chairman shall have a second or casting vote.

121.	A resolution in writing signed by a simple majority of the Directors for the time being (or, being a corporation, by its duly authorised representative) shall be as valid and effective for all purposes as a resolution of the Directors passed at a meeting duly convened, held and constituted. A written notice of confirmation of such resolution in writing sent by a Director shall be deemed to be his signature to such resolution in writing for the purposes of this Article. Such resolution in writing may consist of several documents, and each signed by one or more Directors.

122.	Where the Company has only one Director, and that Director takes any decision that may be taken in a meeting of the Directors, and that has effect as if agreed in a meeting of the Directors, unless that decision is taken by way of a resolution in writing, a written record of that decision shall be sufficient evidence of the decision having been taken by that Director. The Director shall provide the Company with such written record of the decision within seven days after the decision is taken provided that any failure of the Director to provide the written record within such time limit shall not affect the validity of any decision concerned.

123.	A meeting of the Directors at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Directors generally.

124.	The Directors may, from time to time, appoint committees consisting of such persons as they think fit and may delegate any of their powers to any such committee and, from time to time, revoke any such delegation and discharge any such committee wholly or in part. Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Directors from time to time. Any such committee shall be properly constituted even if it consists of one person.

125.	The meetings and proceedings of any such committee consisting of two or more members shall be governed mutatis mutandis by the provisions of these Articles regulating the meetings and proceedings of the Directors insofar as the same are not superseded by any regulations made by the Directors under Article 124 or otherwise inconsistent with any other provisions of these Articles.

126.	All acts done bona fide by any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Directors or persons acting as aforesaid, or that they or any of them were disqualified, or had vacated office, be as valid as if every such person had been duly appointed and was qualified and continued to be a Director.

MINUTES

127.	The Directors shall cause to be entered and kept in books or files provided for the purpose minutes or memoranda of the following: -

(a)	all appointments of officers made by the Directors;

(b)	the names of the Directors, and any alternate Director who is not also a Director, present at each meeting of the Directors and of any committee of the Directors; and

(c)	all resolutions and proceedings of all general meetings of the Company, all meetings of the Directors and all meetings of committees and, where the Company has only one member and/or one Director, all written records of the decisions of the sole member and/or the sole Director;

and any such minutes or memoranda of any meeting or decisions of the Directors, or any committee, or of the Company, if purporting to be signed by the chairman of such meeting, or by the chairman of the next succeeding meeting, shall be receivable as prima facie evidence of the matters stated therein.

THE SEAL

128.	The Directors shall forthwith procure a common seal to be made for the Company, which shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors on that behalf, and shall provide for the safe custody of the Seal. The Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors or a committee of the Directors, and every instrument to which the Seal shall be affixed shall be signed by one Director or some other person nominated by the Directors for the purpose.

129.	The Company may exercise all the powers conferred by Section 35 of the Ordinance with regard to having official seals for use outside Hong Kong, and such powers shall be vested in the Directors.

SECRETARY

130.	The Company shall have one Secretary. The Secretary or deputy or assistant secretary or secretaries may be appointed by the Directors for such term, at such remuneration and upon such conditions as the Directors may think fit, and the Secretary or deputy or assistant secretary or secretaries so appointed may at any time be removed from office by the Directors. A Director may also be the Secretary; but if the Company has only one Director, the sole Director shall not also be the Secretary.

131.	A provision of the Ordinance or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.

DIVIDENDS AND RESERVES

132.	The Company may by ordinary resolution declare dividends, but no dividend shall exceed the amount recommended by the Directors.

133.	The Directors may from time to time pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Company. If at any time the share capital of the Company is divided into different classes, the Directors may pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferred rights as well as in respect of those shares which confer on the holders thereof preferential or special rights in regard to dividends, and provided that the Directors act bona fide, they shall not incur any responsibility to the holders of shares conferring a preference for any damages that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferred rights. The Directors may also pay at half-yearly or at other suitable time intervals to be settled by them any dividend which may be payable at a fixed rate if they are of the opinion that the profits of the Company justify such payment.

134.	No dividend shall be paid otherwise than out of profits in accordance with the provisions of Part IIA of the Ordinance.

135.	The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors may from time to time think fit. The Directors may also, without placing the same to reserve, carry forward any profits which they may think prudent not to divide.

136.	Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Directors, may specify that the same shall be payable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares. The provisions of this Article shall mutatis mutandis apply to capitalisation to be effected pursuant to these Articles.

137.	Unless and to the extent that the rights attached to any shares or the terms thereof otherwise provide, all dividends shall (as regards any shares not fully paid up throughout the period for which the dividend is paid) be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period for which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly. For the purposes of this Article, no amount paid on a share in advance of calls shall be treated as paid on the share.

138.	The Directors may deduct from any dividend payable to any member all sums of money (if any) presently payable by him to the Company on account of calls in relation to the shares of the Company or otherwise in respect of the shares on which the Company has a lien and may apply the dividend so deducted in or towards satisfaction of the debts and liabilities on account of such calls or lien.

139.	Any general meeting declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures or debenture stock of any other company or in any one or more of such ways, and the Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.

140.	Without prejudice to the generality of Article 139, unless otherwise directed, any dividend, bonus, interest or other monies payable in cash on or in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or joint holders (in case of joint holders, to the registered address of the joint holder whose name stands first on the register of members of the Company in respect of the joint holding) or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent, but in any event the Company shall not be liable or responsible for any cheque or warrant lost in transmission nor for any dividend, bonus, interest or other monies lost to the member or person entitled thereto by the forged endorsement of any cheque or warrant. Any payment of the cheque or warrant by the Company’s banker on whom it is drawn shall be a good discharge to the Company.

141.	No dividend shall bear interest against the Company.

142.	The Directors may, with the sanction of the Company in general meeting, distribute in specie or in kind among the members in satisfaction in whole or in part of any dividend any of the assets of the Company, and in particular any shares or securities of other companies to which the Company is entitled.

143.	All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed, and all dividends unclaimed for two years after having been declared may be forfeited by the Directors and shall revert to the Company. The payment into a separate account of any monies payable in respect of a share shall not constitute the Company a trustee in respect thereof for any person.

CAPITALISATION OF PROFITS

144.	The Company in general meeting may upon the recommendation of the Directors resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions, on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures or other obligations of the Company to be allotted and distributed credited as fully paid up to and amongst such members in the proportions aforesaid, or partly in the one way and partly in the other, and the Directors shall give effect to such resolution:

Provided that a share premium account and a capital redemption reserve fund may, for the purposes of this Article, only be applied in the paying up of unissued shares to be allotted to members of the Company as fully paid bonus shares.

145.	Whenever such a resolution as referred to in Article 144 shall have been passed, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully-paid shares or debentures or other obligations, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures or other obligations becoming distributable in fractions and also to authorise any person to enter on behalf of all the members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures or other obligations to which they may be entitled upon such capitalisation, or (as the case may require) for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

ACCOUNTS

146.	The Directors shall cause proper and true books of account to be kept with respect to: -

(a)	all sums of money received and expended by the Company and the matters in respect of which such receipt and expenditure take place;

(b)	all sales and purchases of goods by the Company; and

(c)	the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

147.	The books of account shall be kept at the registered office of the Company, or, subject to Section 121(3) of the Ordinance, at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

148.	The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members not being Directors, and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorised by the Directors or by the Company in general meeting.

149.	The Directors shall from time to time, in accordance with Sections 122, 124 and 129D of the Ordinance, cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are referred to in those Sections of the Ordinance.

150.	A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the Company in general meeting, together with a copy of the Directors' report and a copy of the auditors' report, shall, not less than 21 days before the date of the meeting, be sent to every member of, and every holder of debentures of, the Company and to all persons other than members or holders of debentures of the Company, being persons entitled to receive notices of general meetings of the Company:

Provided that this Article shall not require a copy of those documents to be sent to any person of whose address the Company is not aware nor to more than one of the joint holders of any shares or debentures.

AUDITORS

151.	Auditors shall be appointed and their duties regulated in accordance with Sections 131, 132, 133, 140, 140A, 140B and 141 of the Ordinance.

NOTICES

152.	A notice may be given by the Company to any member either personally to him or by sending it by post to his registered address or (if his registered address is outside Hong Kong) by prepaid airmail. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying, and posting a letter containing the notice and to have been effected in the case of a notice of a meeting at the expiration of 48 hours after the letter containing the same is posted, and in any other case at the time at which the letter would be delivered in the ordinary course of post.

153.	A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the register of members in respect of the share.

154.	Each member shall, from time to time, notify the Company in writing his address to be registered by the Company for the giving of notice to him.

155.	A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, within Hong Kong supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

156.	Notice of every general meeting shall be given in any manner hereinbefore authorised to: -

(a)	every member;

(b)	every person entitled to a share in consequence of the death or bankruptcy of a member who, but for his death or bankruptcy, would be entitled to receive notice of the meeting; and

(c)	the auditors for the time being of the Company.

No other person shall be entitled to receive notices of general meetings.

157.	In reckoning the period for any notice given under these Articles, the day on which notice is given, or deemed to be given and the day for which such notice is given shall be excluded.

WINDING UP

158.	If the Company shall be wound up, the surplus assets remaining after payment to all creditors shall be divided among the members of the Company in proportion to the capital which at the commencement of the winding up is paid up on the shares held by them respectively, and if such surplus assets shall be insufficient to repay the whole of the paid up capital, they shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. This Article is, however, subject to the rights of any shares which may be issued on special terms or conditions.

159.	If the Company shall be wound up the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Ordinance, divide amongst the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

INDEMNITY

160.	Every Director, Managing Director, agent, auditor, Secretary and other officer for the time being of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in relation to the Company in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under Section 358 of the Ordinance in which relief is granted to him by the court.

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